Exhibit 4(j)

                        THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment"), dated as of October 27, 2000, is entered into among LUBY'S, INC. (formerly known as Luby's Cafeterias, Inc.), a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof (the "Lenders"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as Administrative Lender for the Lenders (in said capacity, the "Administrative Lender").

                                     BACKGROUND

   A. The Borrower, the Lenders, and the Administrative Lender heretofore entered into that certain Credit Agreement, dated as of February 27, 1996, as amended by that certain First Amendment to Credit Agreement, dated as of January 24, 1997, and that certain Second Amendment to Credit Agreement, dated as of July 3, 1997 (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

   B. The Borrower, the Lenders, and the Administrative Lender desire to amend the Credit Agreement.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, and the Administrative Lender covenant and agree as follows:

     1. AMENDMENTS.

   (a) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     "Applicable Margin" means the following per annum percentages, applicable in the following situations:
                                                            LIBOR Basis for
                                                            Advances of seven
                                                            or fourteen days or
                                       Base Rate            one, two, three,
         Applicability                   Basis               or six months
_____________________________________  _________           ___________________

(a)  If the Leverage Ratio is greater
     than or equal to 2.75 to 1           0.500                     2.500

(b)  If the Leverage Ratio is greater
     than or equal to 2.50 to 1 but
     less than 2.75 to 1                  0.375                     2.125

(c)  If the Leverage Ratio is greater
     than or equal to 2.25 to 1 but
     less than 2.50 to 1                  0.000                     1.750

(d)  If the Leverage Ratio is less
     than 2.25 to 1                       0.000                     1.250

The Applicable Margin payable by the Borrower on the Revolving Credit Advances hereunder shall be subject to reduction or increase, as applicable, and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio for the most recent fiscal quarter. Each adjustment in the LIBOR Basis shall be effective on the date of receipt by the Administrative Lender of the financial statements (and related Officer's Certificate) required pursuant to Section 6.1(a) or 6.1(b) hereof, as applicable, provided that from October 27, 2000, until the Administrative Lender shall have received the financial statements (and related Officer's Certificate) required to be delivered pursuant to Section 6.1(b) hereof for the fiscal quarter ending November 30, 2000, the Applicable Margin with respect to the LIBOR Basis and Base Rate Basis shall be determined as if the Leverage Ratio is greater than or equal to 2.50 to 1 but less than 2.75 to 1. If the financial statements (and related Officer's Certificate) of the Borrower setting forth the Leverage Ratio are not received by the date required pursuant to Section 6.1(a) or 6.1(b) hereof, as applicable, the Applicable Margin shall be determined as if the Leverage Ratio is greater than or equal to 2.75 to 1 until such time as such financial statements (and related Officer's Certificate) are received.

     (b) The definition of "Applicable Law" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas. The Borrower agrees that the provisions of Chapter 303 of the Texas Finance Code, as amended, shall not apply to the Advances hereunder.

     (c) The definition of "Highest Lawful Rate" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     "Highest Lawful Rate" at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a)(i) the "weekly ceiling", as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at Administrative Agent's option after notice to the Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling" and (b)(i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent (24%) per annum, or
(ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight percent (28%) per annum.

     (d) The definition of "Permitted Liens" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting "$50,000,000" in clause (f) thereof and inserting "$10,000,000" in lieu thereof.

     (e) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

     "Capital Expenditures" means, for any period, expenditures made by the Borrower and its Subsidiaries to acquire or construct fixed assets, plant, equipment and leasehold improvements (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired in respect of Capitalized Lease Obligations).

     "Earnings Available for Fixed Charges" means, for any period, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (a) EBITDA, plus (b) all lease and rental expense pursuant to Operating Leases, minus (c) cash taxes paid, minus (d) Capital Expenditures.

     "Fixed Charges" means, for any period, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (a) all interest, premium payments, fees, charges and related expenses (including, but not limited to, interest expense pursuant to Capitalized Lease Obligations) in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all dividends and distributions paid in respect of Capital Stock and (c) all lease and rental expenses pursuant to Operating Leases.

     "Fixed Charges Coverage Ratio" means, for any date of determination, the ratio of (a) Earnings Available for Fixed Charges for the period of four consecutive fiscal quarters ending on such date to (b) Fixed Charges for the period of four consecutive fiscal quarters ending on such date; provided, however, notwithstanding the above to the contrary, for the purpose of calculating (i) Net Earnings Available for Fixed Charges for (A) the period from and including September 1, 2000 through and including August 31, 2001, Capital Expenditures will be deemed to be the greater of (1) $20,000,000 or (2) actual Capital Expenditures from and including September 1, 2000 through and including the date of calculation, and (B) the period of four consecutive fiscal quarters ending on November 30, 2001, and on each fiscal quarter thereafter, Capital Expenditures will be deemed to be the greater of
(1) $20,000,000 or (2) actual Capital Expenditures for such four consecutive fiscal quarters, and (ii) Fixed Charges for each fiscal quarter through and including August 31, 2001, dividends will be calculated on an annualized pro forma basis utilizing the Borrower's current dividend payment schedule disclosed to the Lenders; provided, further, however, notwithstanding the above, in the event that the Board of Directors of the Borrower at its October 2000 board meeting votes to discontinue all payments of dividends (and such discontinuance continues during the term of this Agreement), dividends will be deemed to be zero for each fiscal quarter included in the calculation of Fixed Charges.

     (f) The last sentence of Section 2.2(e) is hereby amended to read as follows:

     The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount of $5,000,000 and which is an integral multiple of $1,000,000; provided, however, during such time as the aggregate amount of Advances equals or exceeds $120,000,000, the aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day may be in a principal amount of $1,000,000 and integral multiples thereof.

     (g) Section 2.4(a) of the Credit Agreement is hereby amended to read as follows:

     (a) Facility Fee. Subject to Section 10.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a per annum facility fee equal to the product of (i) 0.100% and (ii) the daily average amount of the Commitment. Such fee shall accrue from October 27, 2000 and shall be (i) payable in arrears on each Quarterly Date and on the Maturity Date, (ii) fully earned when due, (iii) subject to Section 10.9 hereof, nonrefundable when paid, and (iv) computed on the basis of a year of 360 days, for the actual number of days elapsed.

     (h) Section 2.16(f) of the Credit Agreement is hereby amended to read as follows:

     (f)  Compensation.

     (i) Letters of Credit. Subject to Section 10.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a per annum fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) equal to the product of (a) the Applicable Margin from time to time in effect for LIBOR Advances and (b) the daily average amount available to be drawn under Letters of Credit.

     (i) Section 5.4 of the Credit Agreement is hereby amended to read as follows:

     Section 5.4 Net Worth. The Borrower covenants and agrees that it will not allow its Net Worth at any time to be less than the sum of (i) $190,000,000 plus (ii) 50% of Consolidated Net Income (excluding Consolidated Net Income for any fiscal quarter in which Consolidated Net Income was a negative number) earned on or after September 1, 2000, plus (iii) 75% of the Net Cash Proceeds of any equity issues of the Borrower's Capital Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, after September 1, 2000.

     (j) Section 5.6 of the Credit Agreement is hereby amended to read as follows:

     Section 5.6 Incurrence and Retention of Debt. The Borrower covenants and agrees that it will not, and will cause each Restricted Subsidiary to not, incur, create, assume, or suffer to exist any Debt except (a) the Obligations,
(b) Existing Debt, (c) Debt in respect of contingent obligations to the extent permitted under Section 5.5, (d) Debt in respect of Interest Rate Protection Agreements, (e) Debt of the Borrower or a Restricted Subsidiary to a Restricted Subsidiary or the Borrower, provided that any such Debt shall be subject to a subordination agreement in form and substance satisfactory to the Administrative Lender, (f) Debt, including in respect of Capitalize Lease Obligations, incurred to purchase, or to finance the purchase of, assets which constitute property, plant and equipment, not to exceed $10,000,000 in aggregate principal amount outstanding at any time, and (g) other unsecured Debt not to exceed $10,000,000 in aggregate principal amount outstanding at any time.

     (k) Section 5.9 of the Credit Agreement is hereby amended to read as follows:

     Section 5.9 Leverage Ratio. The Borrower covenants and agrees that it will not allow the Leverage Ratio to be greater than (a) 3.00 to 1 at the fiscal quarters ending November 30, 2000, February 28, 2001 and May 31, 2001, (b) 2.60 to 1 at the fiscal quarter ending August 31, 2001 and (c) 2.50 to 1 at the fiscal quarter ending November 30, 2001 and each fiscal quarter thereafter.

     (l) Article 5 of the Credit Agreement is hereby amended by adding a new
Section 5.19 thereto to read as follows:

     Section 5.19 Fixed Charges Coverage Ratio. The Borrower covenants and agrees that it will not allow the Fixed Charges Coverage Ratio to be less than
1.20 to 1 at the fiscal quarter ending November 30, 2000 or at the end of any fiscal quarter thereafter.

     (m) Schedule 6, Existing Debt, is hereby amended to be in the form of
Schedule 6 attached to this Third Amendment.

     (n) Section 10.16 of the Credit Agreement is hereby amended to read as follows:

                 SECTION 10.16  ARBITRATION AND WAIVER OF JURY TRIAL.

     (a) THIS SECTION CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN BORROWER AND ADMINISTRATIVE LENDER AND LENDERS, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (i) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (ii) ANY LOAN PAPER AND ANY OTHER DOCUMENT RELATED TO THIS AGREEMENT OR ANY LOAN PAPER (COLLECTIVELY A "CLAIM").

     (b) AT THE REQUEST OF BORROWER, ADMINISTRATIVE LENDER OR ANY LENDER, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U. S. CODE) (THE "ACT"). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE.

     (c) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF ("JAMS"), AND THE TERMS OF THIS SECTION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION SHALL CONTROL.


     (d) THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN TEXAS. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN 90 DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN 30 DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL 60 DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED.

     (e) THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

     (f) THIS SECTION DOES NOT LIMIT THE RIGHT OF BORROWER, ADMINISTRATIVE LENDER OR ANY LENDER TO: (i) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (ii) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (iii) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (iv) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

     (g) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF BORROWER, ADMINISTRATIVE LENDER OR ANY LENDER, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

     (h) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

     (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

     (c) The Borrower has full power and authority to execute, deliver and perform this Third Amendment, and the Credit Agreement, as amended by this Third Amendment, the execution, delivery and performance of this Third Amendment and the Credit Agreement, as amended by this Third Amendment, have been authorized by all corporate action of the Borrower, and this Third Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

     (d) neither the execution, delivery and performance of this Third Amendment or the Credit Agreement, as amended by this Third Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any law, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries or any of their respective property is subject; and

     (e) no authorization, approval consent, or other action by, notice to, or filing with, any Tribunal or other Person (other than the Board of Directors of the Borrower) is required for the (i) execution, delivery or performance by the Borrower of this Third Amendment and the Credit Agreement, as amended by this Third Amendment, or (ii) acknowledgment of this Third Amendment by any Guarantor.

     3. CONDITIONS OF EFFECTIVENESS. This Third Amendment shall be effective as of the date first above written, subject to the following:

     (a) the Administrative Lender shall have received counterparts of this Third Amendment executed by each Lender;

     (b) the Administrative Lender shall have received counterparts of this Third Amendment executed by the Borrower and acknowledged by each Guarantor;

     (c) the representations and warranties set forth in Section 2 of this Third Amendment shall be true and correct;

     (d) the Administrative Lender shall have received a copy of the certified resolutions of the Borrower authorizing the execution, delivery and performance of this Third Amendment; and

     (e) the Administrative Lender shall have received, in form and substance satisfactory to the Administrative Lender and its counsel, such other documents, certificates and instruments as the Administrative Lender shall require.



     4. AMENDMENT FEE. Provided this Third Amendment becomes effective, the Borrower covenants and agrees to pay an amendment fee to the Administrative Lender on behalf of the Lenders which execute and deliver this Third Amendment to the Administrative Lender (or its counsel) not later than 12:00 p.m., Dallas time, October 25, 2000, in an amount equal to the product of (a) 0.200%, multiplied by (b) an amount equal to the product of (i) such Lender's Specified Percentage, multiplied by (ii) the Commitment. Such amendment fee shall be paid in immediately available funds and shall be due and payable to each Lender eligible for payment pursuant to the preceding sentence no later than two Business Days after the date which this Third Amendment becomes effective. The Borrower agrees that the failure to pay the amendment fee provided in this
Section 4 shall be an Event of Default under Section 7.1(b) of the Credit Agreement.

     5. GUARANTORS' ACKNOWLEDGMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Third Amendment, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Subsidiary Guaranty, and agrees that its obligations under its Subsidiary Guaranty cover the Commitment as increased by this Third Amendment, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

     6. REFERENCE TO THE CREDIT AGREEMENT.

     (a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.



     7. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Administrative Lender as to its rights and responsibilities under the Credit Agreement, as hereby amended).

     8. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

     9. GOVERNING LAW: BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

    10. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

    11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.


                         REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as the date first above written.

                                                   LUBY'S, INC.

                                               BY: LAURA M. BISHOP
                                                  _____________________________
                                                   Name:  Laura M. Bishop
                                                   Title: Senior Vice President
                                                          and CFO

                                                   BANK OF AMERICA, N.A.

                                                   BY: R. MARK BEARFIELD
                                                  _____________________________
                                                   Name:  R. Mark Bearfield
                                                   Title: Vice President

                                                    SUNTRUST BANK

                                                    BY: WILLIAM D. PRIESTER
                                                  _____________________________
                                                   Name:  William D. Priester
                                                   Title: Assistant Vice
                                                          President

                                                   THE CHASE MANHATTAN BANK

                                                   BY: H. DAVID JONES
                                                  _____________________________
                                                   Name:  H. David Jones
                                                   Title: Vice President

                                                   THE BANK OF TOKYO-
                                                   MITSUBISHI, LTD., HOUSTON
                                                   AGENCY

                                                   BY: J. FORT
                                                  _____________________________
                                                   Name:  J. Fort
                                                   Title: Vice President

                                                   BY: J. MEARNS
                                                  _____________________________
                                                   Name:  J. Mearns
                                                   Title: Vice President
                                                          and Manager

ACKNOWLEDGED AND AGREED:

LUBY'S HOLDINGS, INC.

By:  LAURA M. BISHOP
     __________________
     Name:  Laura M. Bishop
     Title: Senior Vice President
            and CFO

LUBCO, INC.


By:  LAURA M. BISHOP
     __________________
     Name:  Laura M. Bishop
     Title: Senior Vice President
            and CFO

LUBY'S LIMITED PARTNER, INC.

By:  LAURA M. BISHOP
     __________________
     Name:  Laura M. Bishop
     Title: Senior Vice President
            and CFO

LUBY'S MANAGEMENT, INC.

By:  LAURA M. BISHOP
     __________________
     Name:  Laura M. Bishop
     Title: Senior Vice President
            and CFO

LUBY'S RESTAURANTS LIMITED PARTNERSHIP

By:  LUBY'S MANAGEMENT, INC., its
     general partner

By:  LAURA M. BISHOP
     __________________
     Name:  Laura M. Bishop
     Title: Senior Vice President
            and CFO

                             SCHEDULE 6
                            Existing Debt

                            Issued             Issue        Maturity
Debt                         By                 Date          Date    Amount
______________________   ________________  ________________  _______ _________
Life Ins. Surrender      Mass Mutual Life   October 5, 2000    None  $3,623,019
 Value Loans             Ins. Co.


Surety Bond #929148407   CNA Surety - The   June 1, 2000       None   1,600,000
                         Continental
                         Insurance Co.

Surety Bond #929148408   CNA Surety - The   June 1, 2000       None   4,984,000
                         Continental
                         Insurance Co.
                                                                    ___________
Total                                                               $10,207,019